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                                                                    EXHIBIT 99.1

                           CONSENT OF DIRECTOR NOMINEE

         Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I, Jeffrey A. Sonnenfeld, hereby consent to be named as a prospective director of Gevity HR, Inc. in the Registration Statement on Form S-3 of Gevity HR, Inc., to be filed with the Securities and Exchange Commission on April 22, 2004, and any amendments thereto.

                                   /s/ Jeffrey A. Sonnenfeld
                                   ---------------------------------------------
                                   Jeffrey A. Sonnenfeld


Dated: April 21, 2004